EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          FULLNET COMMUNICATIONS, INC.,

                                  FULLNET, INC.

                                       AND

                          HARVEST COMMUNICATIONS, INC.








                          Dated as of February 29, 2000


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


                                TABLE OF CONTENTS

ARTICLE 1 - The Merger.........................................................................1
         1.1      The Merger...................................................................1
         1.2      Closing; Effective Time......................................................2
         1.3      Effect of the Merger.........................................................2
         1.4      Certificate of Incorporation; Bylaws.........................................2
         1.5      Directors and Officers.......................................................2
         1.6      Effect on Capital Stock......................................................2
         1.7      Surrender of Certificates....................................................3
         1.8      No Further Ownership Rights in Harvest Capital Stock.........................4
         1.9      Tax and Accounting Consequences..............................................4
         1.10     Taking of Necessary Action; Further Action...................................4

ARTICLE 2 - Representations and Warranties of Harvest and Shareholder..........................4
         2.1      Organization, Standing and Power.............................................4
         2.2      Authority....................................................................5
         2.3      Governmental Authorization...................................................6
         2.4      Financial Statements.........................................................6
         2.5      Capital Structure............................................................6
         2.6      Absence of Certain Changes...................................................7
         2.7      Absence of Undisclosed Liabilities...........................................7
         2.8      Litigation...................................................................7
         2.9      Restrictions on Business Activities..........................................8
         2.10     Intellectual Property........................................................8
         2.11     Interested Party Transactions...............................................11
         2.12     Minute Books................................................................11
         2.13     Complete Copies of Materials................................................11
         2.14     Material Contracts..........................................................11
         2.15     Inventory...................................................................12
         2.16     Accounts Receivable.........................................................12
         2.17     Customers and Suppliers.....................................................12
         2.18     Employees and Consultants...................................................13
         2.19     Title to Property...........................................................13
         2.20     Environmental Matters.......................................................14
         2.21     Taxes.......................................................................15
         2.22     Employee Benefit Plans......................................................17
         2.23     Employee Matters............................................................19
         2.24     Insurance...................................................................20
         2.25     Warranties..................................................................20
         2.26     Guaranties..................................................................21
         2.27     Year 2000 Compliant.........................................................21
         2.28     Harvest Common Stock........................................................21
         2.29     Compliance With Laws........................................................21
         2.30     Brokers' and Finders' Fees..................................................21
         2.31     Representations Complete....................................................21

                                       i



ARTICLE 3 - Representations and Warrantees of FullNet and Merger Sub..........................22
         3.1      Organization, Standing and Power............................................22
         3.2      Authority...................................................................22
         3.3      SEC Documents: Financial Statements.........................................23
         3.4      Capital Structure...........................................................23
         3.5      Litigation..................................................................24
         3.6      Interim Operations of Merger Sub............................................24
         3.7      Representations Complete....................................................24

ARTICLE 4 - Conduct Prior To The Effective Time...............................................24
         4.1      Conduct of Business of Harvest and FullNet..................................24
         4.2      Conduct of Business of Harvest..............................................25
         4.3      No Solicitation.............................................................28

ARTICLE 5 - Additional Agreements.............................................................28
         5.1      Approval of Shareholder.....................................................28
         5.2      Sale of Shares Pursuant to Section 4(2) of the Securities Act...............28
         5.3      Access to Information.......................................................28
         5.4      Confidentiality.............................................................29
         5.5      Public Disclosure...........................................................29
         5.6      Regulatory Approval; Further Assurances.....................................29
         5.7      Legal Requirements..........................................................30
         5.8      Walcher Employment Agreement................................................30
         5.9      Covenant Not to Compete.....................................................31
         5.10     Confidentiality and Non-Solicitation Agreement..............................31
         5.11     Reorganization..............................................................31
         5.12     Expenses....................................................................31
         5.13     Lock-up and Subsequent Registration of Shares Issued in the Merger..........31
         5.14     Indemnification and Insurance...............................................36
         5.15     SBA Guaranteed Loan of Harvest..............................................37

ARTICLE 6 - Conditions to the Merger..........................................................37
         6.1      Conditions to Obligations of Each Party to Effect the Merger................37
         6.2      Additional Conditions to the Obligations of FullNet and Merger Sub..........37
         6.3      Additional Conditions to Obligations of Harvest.............................39

ARTICLE 7 - Termination, Amendment and Waiver.................................................40
         7.1      Termination.................................................................40
         7.2      Effect of Termination.......................................................40
         7.3      Amendment...................................................................41
         7.4      Extension; Waiver...........................................................41

ARTICLE 8 - Indemnification...................................................................41
         8.1      Indemnification.............................................................41
         8.2      Claims For Indemnification..................................................42

                                       ii

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         8.3      Objections to Claims........................................................42
         8.4      Resolution of Conflicts and Arbitration.....................................42
         8.5      Third-Party Claims..........................................................42
         8.6      Other Indemnification Provisions............................................42

ARTICLE 9 - General Provisions................................................................43
         9.1      Notices.....................................................................43
         9.2      Definitions.................................................................44
         9.3      Counterparts................................................................44
         9.4      Entire Agreement; Nonassignability; Parties in Interest.....................44
         9.5      Severability................................................................44
         9.6      Remedies Cumulative.........................................................45
         9.7      Governing Law...............................................................45
         9.8      Binding Arbitration.........................................................45
         9.9      Rules of Construction.......................................................46



                                LIST OF EXHIBITS

EXHIBITS
--------

         A      Certificate of Merger
         B      $175,000 Promissory Note
         C      Investor Representation Statement
         D      Walcher Employment Agreement

         E      Confidentiality and Non-Solicitation Agreement

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of February 29, 2000 by and among FullNet Communications, Inc., an Oklahoma corporation ("FullNet"); FullNet, Inc., an Oklahoma corporation ("Merger Sub") and wholly owned subsidiary of FullNet; Harvest Communications, Inc., an Oklahoma corporation ("Harvest") and Wallace L. Walcher, the sole shareholder of Harvest ("Shareholder").

                                    RECITALS

     A. The Boards of Directors of Harvest, FullNet and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Harvest and Merger Sub combine into a single company through the statutory merger of Harvest with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Harvest common stock, par value $1.00 per share ("Harvest Common Stock") shall be converted into the right to receive the Merger Consideration (as defined in Section 1.6(a)) upon the terms and subject to the conditions set forth herein.

     C. Harvest, FullNet and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     E. The parties intend to cause the Merger to be accounted for as a purchase.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE 1

                                   The Merger

     Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit "A" (the "Certificate of Merger") and the applicable provisions of the Oklahoma General Corporation Act (the "OGCA"), Harvest shall be merged with and into Merger Sub, the separate corporate existence of Harvest shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     Section 1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than March 3, 2000 (the "Closing Date"). The Closing shall take place at the office of FullNet's counsel, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with any required certificates, with the Secretary of State of the State of Oklahoma, in accordance with the relevant provisions of the OGCA (the time of such filing being the "Effective Time").

     Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of The OGCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Harvest and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Harvest and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.4 Certificate of Incorporation; Bylaws.

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the OGCA and such Certificate of Incorporation.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     Section 1.5 Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     Section 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Harvest or the holders of any of the following securities:

          (a) Conversion of Harvest Capital Stock. The shares of Harvest Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding Harvest Shares") shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive the following (collectively, the "Merger Consideration"):

               (i) an aggregate 537,500 shares of validly issued, fully paid and nonassessable shares of the common stock, $.00001 par value, of FullNet ("FullNet Common Stock"), valued for purposes of the Merger at $3.00 per share;


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


               (ii) FullNet's promissory note for $175,000 (the "Promissory Note"), in the form of Exhibit "B" hereto, bearing an annual interest rate of 8%, with the principal and interest thereon payable on the earlier to occur of (x) the closing of any single funding (whether debt or equity) obtained by FullNet subsequent to the date of this Agreement in an aggregate amount of at least $2,000,000, (y) the closing of any underwritten offering of FullNet Common Stock, or (z) one year from the Effective Time; and

               (iii) Cash in the amount of $125,000.

          (b) Harvest Stock Option Plans. At the Effective Time, the Harvest Stock Option Plan (the "Harvest Stock Option Plan"), if any, and all options to purchase Harvest Common Stock then outstanding under the Harvest Stock Option Plan, if any, shall be assumed by FullNet in accordance with
     Section 5.10.

          (c) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) Certificate Legends. The shares of FullNet Common Stock to be issued pursuant to this Section 1.6 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act or 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of FullNet Common Stock to be issued pursuant to this Section 1 shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     Section 1.7 Surrender of Certificates.

          (a) FullNet to Provide Merger Consideration. Promptly after the Effective Time, FullNet shall supply or cause to be supplied to the Shareholder for exchange in accordance with Section 1.6 through such reasonable procedures as FullNet may adopt (i) certificates evidencing the shares of FullNet Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Harvest Capital

Stock outstanding immediately prior to the Effective Time, (ii) the Promissory Note, and (iii) cash in the amount of $125,000.

          (b) Transfers of Ownership. At the Effective Time, the stock transfer books of Harvest shall be closed and there shall be no further registration of transfers of Harvest Common Stock thereafter on the records of Harvest. If any certificate for shares of FullNet Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer.

     Section 1.8 No Further Ownership Rights in Harvest Capital Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Harvest Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Harvest Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Harvest Capital Stock which were outstanding immediately prior to the Effective Time.

     Section 1.9 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) qualify for accounting treatment as a purchase.

     Section 1.10 Taking of Necessary Action; Further Action. Each of FullNet, Merger Sub and Harvest will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Harvest and Merger Sub, the officers and directors of Harvest and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                    ARTICLE 2

            Representations and Warranties of Harvest and Shareholder

     Except as disclosed in a document of even date herewith and delivered by Harvest to FullNet prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement by appropriate section number (the "Harvest Disclosure Schedule"), each of Harvest and Shareholder represents and warrants to FullNet and Merger Sub as follows:

     Section 2.1 Organization, Standing and Power. Harvest is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Harvest has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Harvest. Harvest has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Harvest, each as amended to date, to FullNet. Harvest is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Harvest is the owner of all outstanding shares of capital stock of each of its subsidiaries, if any, listed in Section 2.1 of the Harvest Disclosure Schedule and all such shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on the Harvest Disclosure Schedule, Harvest does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     Section 2.2 Authority. Harvest has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Harvest subject only to the approval of the Merger by the Shareholder as contemplated by Section 6.1(a). The affirmative vote of the holders of a majority of the shares of Harvest's Common Stock outstanding on the record date for the Written Consent of Shareholder relating to this Agreement is the only vote of the holders of any of Harvest's Capital Stock necessary under the OGCA to approve this Agreement and the transactions contemplated hereby. The Board of Directors of Harvest has (i) unanimously approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the Shareholder of Harvest and is on terms that are fair to such Shareholder and (iii) recommended that the Shareholder of Harvest approve this Agreement and the Merger. This Agreement has been duly executed and delivered by Harvest and constitutes the valid and binding obligation of Harvest enforceable against Harvest in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Harvest does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Harvest or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Harvest or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Harvest or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in
Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws; and (iii) such other consents,


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

authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Harvest and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     Section 2.3 Governmental Authorization. Harvest and each of its subsidiaries, if any, have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Harvest or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Harvest's or any of its subsidiaries' business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Harvest.

     Section 2.4 Financial Statements. Harvest has delivered to FullNet its unaudited financial statements for each of the fiscal years ended December 31, 1997 and 1998, respectively, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as at and for the nine-month period ended December 31, 1999 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the consolidated financial condition and operating results of Harvest as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Harvest maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. Harvest has received the written assurance of its independent auditor that audited financial statements for the years ended December 31, 1998 and 1999 will be delivered to Harvest no later than February 29, 2000.

     Section 2.5 Capital Structure. The authorized capital stock of Harvest consists of 10,000 shares of Harvest Common Stock, of which there were issued and outstanding as of the close of business on December 31, 1999, 2,000 shares. All outstanding shares of Harvest Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Harvest or any agreement to which Harvest is a party or by which it is bound. Except for the rights created pursuant to this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Harvest is a party or by which it is bound obligating Harvest to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Harvest Capital Stock or obligating Harvest to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of Harvest's capital stock between or among Harvest and the Shareholder or any other individual or entity. All shares of outstanding Harvest Common Stock were issued in compliance with all applicable federal and state securities laws.

         Section 2.6 Absence of Certain Changes. Since December 31, 1999, (the "Harvest Balance Sheet Date"), Harvest has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Harvest; (ii) any acquisition, sale or transfer of any material asset of Harvest or any of its subsidiaries, if any, other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Harvest or any revaluation by Harvest of any of its or any of its subsidiaries' assets; if any, (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Harvest or any direct or indirect redemption, purchase or other acquisition by Harvest of any of its shares of capital stock; (v) any material contract entered into by Harvest or any of its subsidiaries, if any, other than in the ordinary course of business and as provided to FullNet, or any material amendment or termination of, or default under, any material contract to which Harvest or any of its subsidiaries, if any, is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of Harvest;
(vii) any increase in or modification of the compensation or benefits payable or to become payable by Harvest to any of its directors or employees or (viii) any negotiation or agreement by Harvest or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with FullNet and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of Harvest's capital stock.

     Section 2.7 Absence of Undisclosed Liabilities. Harvest has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended September 30, 1999 (the "Harvest Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Harvest Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Harvest Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

     Section 2.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Harvest or any of its subsidiaries, if any, threatened against Harvest or any of its subsidiaries, if any, or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Harvest. There is no judgment, decree or order against Harvest or any of its subsidiaries, if any, or, to the knowledge of Harvest and its subsidiaries, if any, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Harvest. All litigation to which Harvest is a party (or, to the knowledge of Harvest, threatened to become a party) is disclosed in the Harvest Disclosure Schedule.

     Section 2.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Harvest or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Harvest or any of its subsidiaries, any acquisition of property by Harvest or any of its subsidiaries or the conduct of business by Harvest or any of its subsidiaries as currently conducted or as proposed to be conducted by Harvest or any of its subsidiaries.

     Section 2.10 Intellectual Property.

          (a) For purposes of this Agreement, "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all domain names, (viii) all other proprietary rights, and (ix) all copies and tangible embodiments thereof (in whatever form or medium).

          (b) Harvest owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or currently used in the operation of its business as presently conducted. Each item of Intellectual Property owned or used by Harvest immediately prior to the Closing hereunder will be owned or available for use by FullNet on identical terms and conditions immediately subsequent to the Closing hereunder. Harvest has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (c) Harvest has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Harvest has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Harvest must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Harvest and the Shareholder, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Harvest.

          (d) The Harvest Disclosure Schedule identifies each patent, trademark, tradename, service mark, domain name, or other registration which has been issued to Harvest with respect to any of its Intellectual Property, identifies each pending application or application for registration which Harvest has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Harvest has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Harvest has delivered to FullNet correct and complete copies of all such patents, trademarks, tradenames, services marks, and other registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to FullNet correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property required to be identified in the Harvest Disclosure Schedule:

               (i) Harvest possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) Harvest has not agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (e) The Harvest Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Harvest uses pursuant to license, sublicense, agreement, or permission. Harvest has delivered to FullNet correct and complete copies of all such licenses, sublicenses, agreements, and permissions. With respect to each item of Intellectual Property required to be identified in the Harvest Disclosure
     Schedule:

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv)  no  party  to  the  license,   sublicense,   agreement,  or
          permission has repudiated any provision thereof;

               (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

               (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (viii) Harvest has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (f) Harvest will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

          (g) To Harvest's knowledge, no employee or independent contractor of Harvest is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Harvest. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Harvest Intellectual Property.

          (h) Harvest has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Harvest Intellectual Property (except such Harvest Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses. All use, disclosure or appropriation of
     Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information") owned by Harvest by or to a third party has been pursuant to the terms of a written agreement between Harvest and such third party. All use, disclosure or appropriation of Confidential Information not owned by Harvest has been pursuant to the terms of a written agreement between Harvest and the owner of such Confidential Information, or is otherwise lawful.

          (i) Harvest is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by Harvest, or which may affect the validity, use or enforceability of such Harvest Intellectual Property. Harvest is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Harvest of the Harvest Intellectual Property.

          (j) Harvest has implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and reasonably believes that such risk will be remedied on a timely basis and will not have a Material Adverse Effect; and Harvest believes, after due inquiry, that each suppler, vendor, customer or financial service organization used or serviced by Harvest has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such suppler, vendor, customer or financial service organization would not have a Material Adverse Effect.

     Section 2.11 Interested Party Transactions. Neither the Shareholder, nor his affiliates, has been involved in any material business arrangement or relationship with Harvest or any of its subsidiaries within the past twelve (12) months, and neither the Shareholder, nor his affiliates, owns any material asset, tangible or intangible, which is used in the business of Harvest or any of its subsidiaries, except as described in Section 2.11 of the Harvest Disclosure Schedule.

     Section 2.12 Minute Books. The minute books of Harvest and its subsidiaries, if any, made available to FullNet contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Harvest and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     Section 2.13 Complete Copies of Materials. Harvest has delivered or made available true and complete copies of each document which has been requested by FullNet or its counsel in connection with their legal and accounting review of Harvest and its subsidiaries.

     Section 2.14 Material Contracts. All the material contracts and agreements to which Harvest is a party are listed in Schedule 2.14 of the Harvest Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect with respect to Harvest, and to Harvest's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iii) neither the Harvest nor, to Harvest's knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default by Harvest or, to Harvest's knowledge, by any such other party, or permit termination, modification or acceleration, under the agreement. Harvest is not a party to any oral contract, agreement or other arrangement.

     Section 2.15 Inventory. The inventories shown on the Financial Statements or thereafter acquired by Harvest, were acquired and maintained in the ordinary course of business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the ordinary course of business. Since December 31, 1999, Harvest has continued to replenish inventories in a normal and customary manner consistent with past practices. Harvest has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Harvest, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Harvest is not under any liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers. Since december 31, 1999, adequate provision has been made on the books of Harvest in the ordinary course of business consistent with past practices to provide for all slow- moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow- moving, obsolete or unusable inventory and inventory shrinkage.

     Section 2.16 Accounts Receivable. Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest and are not subject to valid defenses, set-offs or counter claims. The accounts receivable will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Financial Statements.

     Section 2.17 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 5% of Harvest's gross revenues during the 12 month period preceding the date hereof and no supplier of Harvest, has canceled or otherwise terminated, or made any written threat to Harvest to cancel or otherwise terminate its relationship with Harvest or has at any time on or after September 30, 1999, decreased materially its services or supplies to Harvest in the case of any such supplier, or its usage of the services or products of Harvest in the case of such customer, and to Harvest's knowledge, no such supplier or customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with Harvest or to decrease materially its services or supplies to Harvest or its usage of the services or products of Harvest, as the case may be. Harvest has not knowingly breached, so as to provide a benefit to Harvest that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Harvest.

     Section 2.18 Employees and Consultants. The Harvest Disclosure Schedule or a letter delivered to FullNet by Harvest contains a list of the names of all employees and consultants of Harvest, their respective salaries or wages, other compensation and dates of employment and positions.

     Section 2.19 Title to Property.

          (a) Harvest and its subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Harvest Balance Sheet or acquired after the Harvest Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Harvest Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character,  except (i) the lien of current  taxes not yet due and  payable,
     (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Harvest Balance Sheet. The plants, property and equipment of Harvest and its subsidiaries that are used in the operations of their businesses are in all material respects in good operating condition and repair, subject to normal wear and tear, and are suitable for the purposes for which they presently are used. All properties used in the operations of Harvest and its subsidiaries are reflected in the Harvest Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.

          (b) The Harvest Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. Harvest has delivered to FullNet correct and complete copies of the leases and subleases listed in the Harvest Disclosure Schedule. With respect to each lease and sublease listed in the Harvest Disclosure Schedule:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a Material Adverse Effect on the financial condition of Harvest;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a Material Adverse Effect on the financial condition of Harvest;

               (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

               (vii) Harvest has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

               (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     Section 2.20 Environmental Matters.

          (a) The following terms shall be defined as follows:

               (i)  "Environmental  Laws"  shall  mean any  applicable  foreign, federal, state or local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (defined below), including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"), and the federal Resource
          Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended ("RCRA").

               (ii)  "Hazardous  Materials"  shall mean any material,  chemical, compound, substance, mixture, or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws (defined above) as a "hazardous constituent," "hazardous substance," "hazardous material," "acutely hazardous material," "extremely hazardous material," "hazardous waste," "hazardous waste constituent," "acutely hazardous waste," "extremely hazardous waste," infectious waste," "medical waste," "biomedical waste," "pollutant," "toxic pollutant," or "contaminant," or any other formulation or terminology intended to classify or identify substances, constituents, materials, or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including, without limitation, ignitability, corrosivity, reactivity, carcinogenicity, toxicity, and reproductive toxicity. The term "Hazardous Materials" shall include, without limitation, any "hazardous substances" as defined, listed, designated or regulated under CERCLA, any "hazardous wastes" or "solid wastes" as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate, or by-product.

          (b) Harvest is and has been in compliance with all Environmental Laws relating to the properties or facilities used, leased, or occupied by Harvest at any time (collectively, "Harvest's Facilities;" such properties or facilities currently used, leased, or occupied by Harvest are defined herein as "Harvest's Current Facilities"), and no discharge, emission, release, leak, or spill of Hazardous Materials has occurred at any of Harvest's Facilities which may or will give rise to liability of Harvest under Environmental Laws. To Harvest's knowledge, there are no Hazardous Materials (including, but not limited to, asbestos) present in the surface waters, structures, groundwaters, or soils of or beneath any of Harvest's Current Facilities. To Harvest's knowledge, there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at Harvest's Current Facilities. To Harvest's knowledge, no Harvest employee or other person has claimed that Harvest is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. No civil, criminal or administrative action, proceeding or investigation is pending against Harvest, or to Harvest's knowledge, threatened against Harvest, with respect to Hazardous Materials or Environmental Laws, and Harvest is not aware of any facts or circumstances which could form the basis for assertion of a claim against Harvest or which could form the basis for liability of Harvest, regarding Hazardous Materials or regarding actual or potential non-compliance with Environmental Laws.

     Section 2.21 Taxes. As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, whether disputed or not, and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (a) Harvest has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Harvest or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

          (b) Harvest, as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 2.21(a) and (ii) will have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, or other third party.

          (c) There is no Tax deficiency outstanding or assessed or, to the best of Harvest's knowledge, proposed against Harvest that is not reflected as a liability on the Harvest Balance Sheet nor has Harvest executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (d) Harvest has no liabilities for unpaid Taxes that have not been accrued for or reserved on the Harvest Balance Sheet, whether asserted or unasserted, contingent or otherwise and Harvest has no knowledge of any basis for the assertion of any such liability attributable to Harvest, its assets or operations.

          (e) Harvest is not a party to any tax-sharing agreement or similar arrangement with any other party, and Harvest has not assumed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

          (f) Harvest's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Harvest has not been notified of any request for such an audit or other examination.

          (g) Harvest has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

          (h)  Harvest  has  disclosed  to FullNet  (i) any Tax  exemption,  Tax
     holiday  or  other  Tax  sparing   arrangement  that  Harvest  has  in  any
     jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (ii) any expatriate tax programs or policies affecting Harvest. Harvest is in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

          (i) Harvest has made available to FullNet copies of all Returns filed for all periods since its inception.

                  (j) Harvest has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Harvest.

                  (k) Harvest has not been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

                  (l) Harvest is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Harvest that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Harvest or Merger Sub as an expense under applicable law.

     Section 2.22 Employee Benefit Plans.

          (a) Schedule 2.22 of the Harvest Disclosure lists, with respect to Harvest, any subsidiary of Harvest and any trade or business (whether or not incorporated) which is treated as a single employer with Harvest (an "ERISA Affiliate") within the meaning of Section 414(b), (c),(m) or (o) of the Code, (i) each current or former employee benefit plan whether written or unwritten (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which was or is established, sponsored, or maintained, contributed to or required to be contributed to by Harvest for the benefit of any person who performs or who has performed services for Harvest, (ii) each loan to a non-officer employee in excess of $10,000 and each loan to officers and directors, (iii) any stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Harvest and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Harvest of greater than $10,000 remain for the benefit of or relating to, any present or former employee, consultant or director of Harvest (together, the "Harvest Employee Plans").

          (b) Harvest has furnished to FullNet true and complete copies of documents embodying each of the Harvest Employee Plans and related plan documents (including trust documents, group annuity contracts, plan amendments, insurance policies or contracts, individual participant agreements, employee booklets, administrative service agreements, summary plan descriptions, all standard COBRA forms and related notices, all registration statements and prospectuses related to each Harvest Employee

     Plan and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Harvest Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Harvest Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Harvest has also furnished FullNet with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Harvest Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Harvest Employee Plan subject to Code Section 401(a).

          (c) (i) None of the Harvest Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Harvest Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Harvest Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Harvest and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Harvest Employee Plans; (iv) neither Harvest nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Harvest Employee Plans; (v) all material contributions required to be made by Harvest or any subsidiary or ERISA Affiliate to any Harvest Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Harvest Employee Plan for the current plan years; (vi) with respect to each Harvest Employee Plan, no "reportable event" within the meaning of
     Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) Harvest does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code. With respect to each Harvest Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Harvest has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Harvest Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Harvest is threatened, against or with respect to any such Harvest Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Harvest nor any Harvest subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Harvest Employee Plan, Harvest and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder, (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, and (iii) the Health Insurance Portability and Accountability Act ("HIPAA") except to the extent that such failure to comply would not in the aggregate, have a Material Adverse Effect.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Harvest, any Harvest subsidiary or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Harvest, any Harvest subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Harvest Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Harvest's financial statements.

          (g) Each Harvest Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to FullNet or Harvest (other than ordinary administration expenses typically incurred in a termination event);

          (h) No benefit payable or which may become payable by Harvest pursuant to any Harvest Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

     Section 2.23 Employee Matters. Harvest is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws, except for such noncompliance that neither has, nor reasonably would be expected to have, a Material Adverse Effect on Harvest. There are no proceedings pending or, to Harvest's knowledge, reasonably expected or threatened, between Harvest, on the one hand, and any or all of its current or former employees, on the other hand, which proceedings have, or would reasonably be expected to have, a Material Adverse Effect on Harvest, including, but not limited to, any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Harvest's knowledge, reasonably expected or threatened, against Harvest under any workers' compensation or long term disability plan or policy. Harvest has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. Harvest is not a party to any collective bargaining agreement or other labor union contract, nor does Harvest know of any activities or proceedings of any labor union to organize its employees. Harvest has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation earned up through the date of this Agreement. To the knowledge of Harvest and the Shareholder, no executive, key employee, or group of employees, has any plans to terminate employment with Harvest.

     Section 2.24 Insurance. Harvest and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Harvest and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Harvest and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. Harvest has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 2.25 Warranties. Each product or service, sold, leased, or delivered by Harvest has been in conformity with all applicable contractual commitments and all express and implied warranties, and Harvest has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing in accordance with the past custom and practice of Harvest. No product or service, sold, leased, or delivered by Harvest is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. The

Harvest Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each product or service, sold, leased, or delivered by Harvest (containing applicable guaranty, warranty, and indemnity provisions).

     Section 2.26 Guaranties. Harvest is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other person.

     Section 2.27 Year 2000 Compliant. Harvest's products and internal systems, including hardware, software, firmware, telecommunications systems, management information systems and other systems, are year 2000 compliant so that such products and systems accurately process Date Data (including, but not limited to, calculating, comparing and sequencing) for, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap-year calculations. The term "Date Data" shall mean any data or input that includes an indication of or reference to date and that is stored information and internal to functionality.

     Section 2.28 Harvest Common Stock. The Shareholder of record, is the sole beneficial owner of, and has good and marketable title to, the Harvest Common Stock delivered by the Shareholder to FullNet pursuant to this Agreement, free and clear of any restrictions on transfer, taxes, security interests, liabilities, options, warrants, purchase rights, preemptive rights, contracts, commitments, equities, claims and demands. The Shareholder is not a party to any option, warrant, purchase right or other contract or commitment that could require him to sell, transfer or otherwise dispose of any capital stock of Harvest (other than this Agreement). The Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Harvest.

     Section 2.29 Compliance With Laws. Each of Harvest and its subsidiaries, if any, has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

     Section 2.30 Brokers' and Finders' Fees. No broker, finder or investment banker is entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

     Section 2.31 Representations Complete. None of the representations or warranties made by Harvest or Shareholder herein or in any Schedule or Exhibit hereto, including the Harvest Disclosure Schedule, or certificate furnished by Harvest pursuant to this Agreement or any written statement furnished to FullNet pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contain, or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE 3

            Representations and Warrantees of FullNet and Merger Sub

     Except as disclosed in a document of even date herewith and delivered by FullNet to Harvest prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement by appropriate section number (the "FullNet Disclosure Schedule"), FullNet and Merger Sub represent and warrant to Harvest as follows:

     Section 3.1 Organization, Standing and Power. Each of FullNet and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of FullNet and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on FullNet. FullNet has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of FullNet and Merger Sub, each as amended to date, to Harvest. Neither FullNet nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

     Section 3.2 Authority. FullNet and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of FullNet and Merger Sub. This Agreement has been duly executed and delivered by FullNet and Merger Sub and constitutes the valid and binding obligations of FullNet and Merger Sub. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of FullNet or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FullNet or any of its subsidiaries or their properties or assets. No consent approval, order or authorization of or registration, declaration or filing with, any Governmental Entity, is required by or with respect to FullNet or any of its subsidiaries in connection with the execution and delivery of this Agreement by FullNet and Merger Sub or the consummation by FullNet and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a

Material Adverse Effect on FullNet and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

     Section 3.3 SEC Documents: Financial Statements. FullNet has furnished to Harvest a true and complete copy of each statement, report, registration statement or other filing filed with the SEC by FullNet since September 30, 1999, and, prior to the Effective Time, FullNet will have furnished Harvest with true and complete copies of any additional documents filed with the SEC by FullNet prior to the Effective Time (collectively, the "FullNet SEC Documents"). In addition, FullNet has made available to Harvest all exhibits to the FullNet SEC Documents filed prior to the date hereof and will promptly make available to Harvest all exhibits to any additional FullNet SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Harvest SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither FullNet nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the FullNet SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and none of the FullNet SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed FullNet SEC Document prior to the date hereof. The financial statements of FullNet, including the notes thereto, included in the FullNet SEC Documents (the "FullNet Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The FullNet Financial Statements fairly present the consolidated financial condition and operating results of FullNet and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring yearend adjustments). There has been no change in FullNet accounting policies except as described in the notes to the FullNet Financial Statements.

     Section 3.4 Capital Structure. The authorized capital stock of FullNet consists of 10,000,000 shares of Common Stock, $.00001 par value, of which there were issued and outstanding as of the date of this Agreement, 2,597,078 shares of Common Stock. The authorized capital stock of Merger Sub consists of 50,000 shares of Common Stock, of which there are issued and outstanding as of the date of this Agreement 500 shares of Common Stock all held by FullNet. All outstanding shares of FullNet and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable. As of the date of this Agreement, FullNet has reserved 467,689 shares of FullNet Common Stock for issuance to employees, directors and independent contractors pursuant to outstanding stock options or warrants, as set forth on Schedule 3.4. Other than as set forth on such schedule or in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which FullNet or Merger Sub is a party or by which either of them is bound obligating FullNet or Merger Sub to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of FullNet or Merger Sub or obligating FullNet or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of FullNet Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable.

     Section 3.5 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of FullNet or any of its subsidiaries, threatened against FullNet or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on FullNet. There is no judgment, decree or order against FullNet or any of its subsidiaries or, to the knowledge of FullNet or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on FullNet.

     Section 3.6 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     Section 3.7 Representations Complete. None of the representations or warranties made by FullNet or Merger Sub herein or in any Schedule hereto, including the FullNet Disclosure Schedule, or certificate furnished by FullNet or Merger Sub pursuant to this Agreement, or the FullNet SEC Documents, or any written statement furnished to Harvest pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE 4

                       Conduct Prior To The Effective Time

     Section 4.1 Conduct of Business of Harvest and FullNet. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Harvest and FullNet agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; to pay and to cause its subsidiaries to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and (ii) in the case of Taxes of Harvest or any of its subsidiaries, to FullNet's consent to the filing of material Tax Returns if applicable; to pay or perform other obligations when due, and to use all reasonable efforts to preserve intact its present business organizations, keep available the services


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

of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Harvest and FullNet agrees to promptly notify the other of (x) any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect and (y) any material change in its capitalization as set forth in Sections 2.5 and 3.4, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Harvest Disclosure Schedule or the FullNet Disclosure Schedule, neither Harvest nor FullNet, respectively, shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

          (a)  Charter  Documents.   Cause  or  permit  any  amendments  to  its
     Certificate of Incorporation or Bylaws, in the case of Harvest, or its Certificate of Incorporation or Bylaws, in the case of FullNet;

          (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

          (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or

          (d) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (c) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

     Section 4.2 Conduct of Business of Harvest. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Harvest Disclosure Schedule, Harvest shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of FullNet:


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


          (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

          (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

          (c) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (d) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Harvest Products or Harvest Intellectual Property;

          (e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

          (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (g) Agreements. Enter into, terminate or amend, in a manner which will adversely affect the business of Harvest (i) any agreement involving an obligation to pay or the right to receive $10,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell Harvest Products, or (iii) any other agreement which is material to the business or prospects of Harvest.

          (h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in the aggregate, any claim, liability or obligation
     (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Harvest Financial Statements;

          (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

          (j) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

          (k) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

          (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any Harvest Employee Plan or hire any new officer level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or increase the benefits, salaries or wage rates of its employees;

          (m) Severance Arrangements. Grant any severance or termination pay or benefits (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof;

          (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with FullNet prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole;

          (p) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

          (q)  Revaluation.   Revalue  any  of  its  assets,  including  without
     limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (r) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (q) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

     Section 4.3 No Solicitation.

          (a) From and after the date of this Agreement until the Effective Time, Harvest shall not, directly or indirectly through any officer, director, employee, representative or agent of Harvest or otherwise, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of all or substantially all assets, sale of shares of capital stock or similar transactions involving Harvest other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal.

          (b) Harvest shall notify FullNet immediately (and no later than 24 hours) after receipt by Harvest (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Harvest by any person or entity that informs Harvest that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                                    ARTICLE 5

                              Additional Agreements

     Section 5.1 Approval of Shareholder. Harvest shall promptly after the date hereof take all action necessary in accordance with the OGCA and its Certificate of Incorporation and Bylaws to obtain the written consent of the Shareholder approving the Merger as soon as practicable. Harvest shall use its efforts to solicit from the Shareholder his written consent in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of Shareholder required to effect the Merger.

     Section 5.2 Sale of Shares Pursuant to Section 4(2) of the Securities Act. The parties hereto acknowledge and agree that the shares of FullNet Common Stock issuable to the Shareholder pursuant to Section 1.6 hereof, shall constitute "restricted securities" within the Securities Act. The certificates of FullNet Common Stock shall bear the legends set forth in Section 1.6(d). It is acknowledged and understood that FullNet is relying on certain written representations made by the Shareholder of Harvest, as set forth in an Investor Representation Statement in the form attached hereto as Exhibit "C".

     Section 5.3 Access to Information.


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


          (a) Harvest shall afford FullNet and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Harvest's and its subsidiaries' properties, personnel books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Harvest and its subsidiaries as FullNet may reasonably request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of FullNet and Harvest shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     Section 5.4 Confidentiality. The parties acknowledge that FullNet and Harvest have previously executed a non-disclosure agreement incorporated in the Letter of Intent between the parties dated December 17, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms. Additionally, Harvest and the Shareholder each agrees to treat and hold as confidential all information concerning the businesses and affairs of FullNet that is not already generally available to the public ("FullNet Confidential Information"), refrain from using any of the FullNet Confidential Information except in connection with this Agreement, and deliver promptly to FullNet or destroy, at the request and option of FullNet, all tangible embodiments (and all copies) of the FullNet Confidential Information which are in its or his possession.

     Section 5.5 Public Disclosure. Unless otherwise permitted by this Agreement, FullNet and Harvest shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law.

     Section 5.6 Regulatory Approval; Further Assurances.

          (a) Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from any other Governmental Body regarding the Merger.

          (b) FullNet and Harvest shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement, including the satisfaction, but not waiver, of the closing conditions set forth in
     Section 6 below. Without limiting the generality of the foregoing, each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement,
     (ii) shall use all reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Harvest shall promptly deliver to FullNet a copy of each such filing made, each such notice given and each such consent obtained by Harvest during the period prior to the Effective Time. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     Section 5.7 Legal Requirements. Each of FullNet, Merger Sub and Harvest will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     Section 5.8 Walcher Employment Agreement. At the Closing, Wallace L. Walcher ("Walcher") shall execute an Employment Agreement with FullNet, in the form attached hereto as Exhibit "D", which provides for the following basic terms:

          (a) base salary of $75,000;

          (b) grant of stock options to purchase an aggregate 60,400 shares of FullNet Common Stock, at an exercise price of $3.00 per share, which options shall vest in equal thirds over a three-year period and expire ten years from the date of grant; and

          (c) covenant not to compete, extending two years from the date of any termination of Walcher's employment with FullNet.

     Section 5.9 Covenant Not to Compete. For a period of two (2) years from and after the Closing Date, the Shareholder will not (i) engage directly or indirectly in any business that Harvest conducts as of the Closing Date in any geographic area in which Harvest conducts that business as of the Closing Date, or (ii) solicit any employees of Harvest retained by FullNet after the Closing Date; PROVIDED, HOWEVER, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of an arbitration panel, pursuant to Section 9.8 hereof, declares that any term or provision of this
Section 5.9 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     Section 5.10. Confidentiality and Non-Solicitation Agreement. Harvest shall use its reasonable efforts to cause each of its other employees to execute a Confidentiality and Non-Solicitation Agreement in the form set forth as Exhibit "E".

     Section 5.11 Reorganization. FullNet and Harvest shall each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368 of the Code.

     Section 5.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     Section 5.13 Lock-up and Subsequent Registration of Shares Issued in the Merger.

          (a) The shares of FullNet Common Stock to be issued in the Merger (the "FullNet Securities") shall be subject to a lock-up (i.e., may not be sold or otherwise transferred) of such FullNet Securities for a period commencing at the Closing and extending until six months subsequent to the closing of any public offering of FullNet Common Stock (the "Lock-in Period"). Notwithstanding the immediately foregoing provision, FullNet agrees that Shareholder (and any permitted transferees of Shareholder) may sell, during the term of the Lock-up Period, up to 20% of the FullNet Securities, subject to the conditions that any such sales (i) do not represent more than 5% of the FullNet Securities in any one quarter, and
     (ii) are made in compliance with the provisions, if applicable, of Rule 144 under the Securities Act and Section 16 of the Exchange Act. Upon the conclusion of the Lock-up Period, FullNet will provide "piggyback" registration of the stock issued herein, as provided in Section 5.13(b) below.

          (b) (i) If at any time following the termination of the Lock-up Period FullNet proposes to register any shares of its Common Stock under the Securities Act of 1933, as amended, whether or not for sale for its own account, other than an offering primarily or exclusively to employees, and the registration form to be used may also be used for the registration (a "Piggyback Registration") of the FullNet Securities owned by Shareholder or its designees (collectively, the "Harvest Group"), FullNet shall at such time notify the Harvest Group at least 30 days prior to the filing of any registration statement with respect thereto. Upon the receipt of a written request of any member of the Harvest Group made within ten (10) days after such notice (which request shall specify the Common Stock intended to be registered), FullNet will use its best efforts, subject to the limitations set forth below, to include in such registration the Shares. For the purposes of this Section 5.13(b), best efforts shall not require FullNet to reduce the amount or sale price of the securities it proposes to register. Each such request shall also contain an undertaking from the participating member(s) of the Harvest Group to provide all such information and material and to take all actions as may be required by FullNet in order to permit FullNet to comply with all applicable federal and state securities laws. Notwithstanding any other provision of this Section 5.13(b), in the case of an underwritten public offering, if the managing underwriter determines that market factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit, or exclude entirely, the number of shares (including those of the participating members of the Harvest Group) to be included in such Piggyback Registration. If limited, the shares of the participating members of the Harvest Group will be registered pro rata with any other holders of Common Stock or Common Stock equivalents having registration rights. The participating members of the Harvest Group shall pay all sales commissions or other similar selling charges with respect to Common Stock sold by them pursuant to a registration. FullNet shall pay all registration and filing fees, and the fees and disbursements of FullNet's counsel and accountants, unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each stockholder (including the participating members of the Harvest Group) participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered. FullNet shall not be required to effect more than one (1) registration under this
     Section 5.13(b)(i).

               (ii) FullNet shall (A) prepare and file with the SEC the Registration Statement in accordance with Section 5.13(b)(i) hereof with respect to the shares of FullNet Securities and shall use all reasonable efforts to cause the Registration Statement to remain effective for a period ending on the first to occur of the date all of the shares registered thereunder may be sold under Rule 144 in one three-month period (assuming compliance by the holders with the provisions thereof) or one (1) year after the Effective Time (subject to Section 5.13(b)(iii)); and (B) prepare and file with the SEC such


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

          amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement, (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while FullNet shall be required under the provisions hereof to cause the Registration Statement to remain current.

               (iii) Notwithstanding any other provision of this Section 5.13(b), FullNet shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities whenever, and for so long as, in the reasonable judgment of FullNet in good faith after consultation with counsel, there is in existence material undisclosed information or events with respect to FullNet (the "Suspension Right"). In the event FullNet exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to FullNet or until such time as the information or event is no longer material, each as determined in good faith by FullNet after consultation with counsel. FullNet will promptly give the Holders notice, in a writing signed by an executive officer of FullNet of any such suspension (the "Suspension Notice"). FullNet agrees to notify the Holders promptly upon termination of the suspension (the "Resumption Notice"). The period during which FullNet is required to keep the Registration Statement effective shall be extended by a period equal in length to any all periods during which open market offers and sales of Registrable Securities are suspended pursuant to exercise of the Suspension Right.

               (iv) To the fullest extent permitted by law, FullNet will indemnify defend, protect and hold harmless each selling Holder, each underwriter of FullNet Common Stock being sold by such Holders pursuant to this Section 5.13(b), each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their respective affiliates, officers, directors, partners, successors and assigns (each a "Holder Indemnitee"), against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder Indemnitee, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section 5.13(b) or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by FullNet of any rule or regulation promulgated under the Securities Act, the Exchange Act or any statute, regulation or law applicable to FullNet and relating to action or inaction required of FullNet in connection with such registration; provided, however, that FullNet shall not be liable to any such Holder Indemnitee in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to FullNet by such Holder Indemnitee or any of such Holder Affiliate specifically for use in connection with such registration statement and prospectus or post-effective amendment.

               (v) To the fullest extent permitted by law, each selling Holder of Registrable Shares registered in accordance with Section 5.13(b) will indemnify FullNet, each person, if any, who controls FullNet within the meaning of the Securities Act or the Exchange Act, each underwriter of FullNet Common Stock and their respective affiliates, officers, directors, partners, successors and assigns (each a "FullNet Indemnitee") against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each FullNet Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section 5.13(b) or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to FullNet by such Holder or underwriter specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's Registrable Securities as contemplated herein.

               (vi) Each person entitled to indemnification under this Section 5.13(b) (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 5.13(b) except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (vii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which FullNet or any Holder makes a claim for indemnification pursuant to this
          Section 5.13(b) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 5.13(b) provides for indemnification, in such case, then FullNet and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of FullNet on the one hand and of the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of FullNet on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by FullNet on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (i) no Holder will be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Shares pursuant to the Registration Statement; and (ii) no person or entity guilty of


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

          fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     Section 5.14 Indemnification and Insurance.

          (a) Harvest shall and, from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Harvest or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or employee of Harvest or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the the OGCA to indemnify its own directors, officers and employees, as the case may be (Harvest, the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 1031 of the OGCA). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Harvest (or them and FullNet and the Surviving Corporation after the Effective Time), (ii) Harvest (or after the Effective Time, FullNet and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statement therefor are received, and (iii) Harvest (or after the Effective Time, the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Harvest, FullNet or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.14, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Harvest, FullNet or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 5.14, except to the extent such failure prejudices such party), and shall deliver to Harvest (or after the Effective Time, FullNet and the Surviving Corporation) the undertaking contemplated by
     Section 1031 of the OGCA. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional obligations of the parties set forth in this Section 5.14 shall be in the furtherance of and not in limitation of the succeeding paragraphs of this Section 5.14.

          (b) From and after the Effective Time, the Surviving Corporation will fulfill, assume and honor in all respects the obligations of Harvest pursuant to Harvest's Certificate of Incorporation and any indemnification agreement between Harvest and any of Harvest's directors and officers existing and in force as of the Effective Time.

          (c) If the Surviving Corporation does not have sufficient capital to comply with its obligations under Section 5.14, FullNet shall provide the Surviving Corporation with such capital.

     Section 5.15 SBA Guaranteed Loan of Harvest. Fullnet shall repay in full that certain SBA-guaranteed loan of Harvest, currently in the approximate amount of $185, 000, upon the closing of any single funding (whether debt or equity) obtained by FullNet sebsequent to the date of this Agreement in an aggregate amount of at least $2,000,000.

                                    ARTICLE 6

                            Conditions to the Merger

     Section 6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to this transaction Closing on March 3, 2000, and the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) Shareholder Approval. This Agreement and the Merger shall be approved and adopted by the Board of Directors and the Shareholder of the Harvest.

          (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on either FullNet or on FullNet combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (c) Governmental Approval. FullNet, Harvest and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental

     Entity (as defined below) all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby.

     Section 6.2 Additional Conditions to the Obligations of FullNet and Merger Sub. The obligations of FullNet and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by FullNet:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of Harvest and the Shareholder in this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date) and FullNet and Merger Sub shall have received a certificate executed by the Shareholder and, on behalf of Harvest, by the chief executive officer of Harvest.

          (b) Performance of Obligations. Harvest and the Shareholder shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing and FullNet and Merger Sub shall have received a certificate executed by the Shareholder and, on behalf of Harvest, by the chief executive officer of Harvest.

          (c) Third Party Consents. All consents or approvals required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

          (d) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither FullNet nor Harvest shall have received any communication from any Governmental
     Body in which such Governmental Body indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from FullNet or any of its subsidiaries, or Harvest, any damages or other relief that would be material to FullNet; (c) seeking to prohibit or limit in any material respect FullNet's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Harvest; or (d) which would materially and adversely affect the right of FullNet or Harvest to own the assets or operate the business of Harvest.

          (e) No Other Litigation. There shall not be pending any legal proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on Harvest or a Material Adverse Effect on FullNet: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from

     FullNet or any of its subsidiaries, or Harvest, any damages or other relief that would be material to FullNet; (c) seeking to prohibit or limit in any material respect FullNet's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Harvest; or (d) which would affect adversely the right of FullNet or Harvest to own the assets or operate the business of Harvest.

          (f) No Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Harvest and its subsidiaries, taken as a whole.

          (g) Investor Representation Statement. The Shareholder shall have delivered to FullNet a signed Investor Representation Statement in substantially the form attached hereto as Exhibit C and such Statement shall be in full force and effect.

          (h) Walcher Employment Agreement and Confidentiality and Non-Solicitation Agreements. Walcher shall have accepted employment with Merger Sub pursuant to the terms of an Employment Agreement substantially in the form attached hereto as Exhibit D, and the other employees of Harvest shall have entered into Confidentiality and Non-Solicitation Agreements substantially in the form attached as Exhibit E.

     Section 6.3 Additional Conditions to Obligations of Harvest. The obligations of Harvest to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Harvest:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of FullNet and Merger Sub in this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date) and Harvest shall have received a certificate executed on behalf of FullNet and Merger Sub by the chief executive officer of FullNet and Merger Sub, respectively.

          (b) Performance of Obligations. FullNet and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing and Harvest shall have received a certificate executed on behalf of FullNet and Merger Sub by the chief executive officer of FullNet and Merger Sub, respectively.

          (c) No Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, properties, assets

     (including intangible assets), liabilities, business, operations or results of operations of FullNet and its subsidiaries, taken as a whole.

                                    ARTICLE 7

                        Termination, Amendment and Waiver

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 7.1(b) through Section 7.1(d), by written notice by the terminating party to the other party):

          (a) by the mutual written consent of FullNet and Harvest;

          (b) by either FullNet or Harvest if the Merger shall not have been consummated by March 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (c) by either FullNet or Harvest if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

          (d) by FullNet or Harvest, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 6.1 or 6.2 (in the case of termination by FullNet) or
     Section 6.1 or 6.3 (in the case of termination by Harvest) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

     Section 7.2 Effect of Termination.

          (a) In the event of  termination  of this  Agreement  as  provided  in
     Section 7.1, this Agreement shall be of no further force or effect and there shall be no liability or obligation on the part of FullNet, Harvest, Merger Sub or their respective officers, directors, or stockholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; PROVIDED, HOWEVER, that the provisions of Section 5.4


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

     regarding confidentiality shall remain in full force and effect and survive any termination of this Agreement.

          (b) If termination of this Agreement shall be determined, pursuant to the provisions of Section 9.8 hereof, to have been caused by willful breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have willfully breached this Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and their shareholders' meetings and consents.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                    ARTICLE 8

                                 Indemnification

     Section 8.1 Indemnification.

          (a) Survival of Warranties. All representations and warranties made by Harvest or the Shareholder herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the second anniversary of the Closing Date (sometimes referred to herein as the "Termination Date").

          (b) Subject to the limitations set forth in this Article 8, the Shareholder of Harvest will indemnify and hold harmless FullNet and the Surviving Corporation and its respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control FullNet or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Person") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, "Damages") arising out of any misrepresentation or


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

     breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Harvest in this Agreement, the Harvest Disclosure Schedules or any exhibit or schedule to this Agreement. FullNet and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

     Section 8.2 Claims for Indemnification. Upon receipt by the Shareholder on or before the Termination Date of a certificate signed by any officer of FullNet (an "Officer's Certificate") stating that with respect to the indemnification obligations of the Shareholder of Harvest set forth in Section 8.1(b), Damages exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Shareholder shall, subject to the provisions of this Article 8, deliver to FullNet within thrity (30) days after his receipt of such certificate, aggregate funds equal to such Damages.

     Section 8.3 Objections to Claims. No payment or delivery may be made if the Shareholder shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to FullNet prior to the expiration of such thirty (30) day period.

     Section 8.4 Resolution of Conflicts and Arbitration.

          (a) In case the Shareholder shall so object in writing to any claim or claims by FullNet made in any Officer's Certificate, FullNet shall have thirty (30) days to respond in a written statement to the objection of the Shareholder. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholder and FullNet shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder and FullNet should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and payment for Damages, if any, shall be made in accordance with the terms of the memorandum.

          (b) If no such agreement can be reached after good faith negotiation, either FullNet or the Shareholder may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration pursuant to Section 9.8 of this Agreement.

     Section 8.5 Third-Party Claims. In the event FullNet becomes aware of a third-party claim which FullNet believes may result in a demand for indemnification against the Shareholder, FullNet shall notify the Shareholder of such claim, and the Shareholder shall be entitled, at his expense, to participate in any defense of such claim. FullNet shall have the right in its


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

sole discretion to settle any such claim. In the event that the Shareholder has consented to any such settlement, the Shareholder shall have no power or authority to object under any provision of this Article 8 to the amount of any claim by FullNet for indemnity with respect to such settlement.

     Section 8.6 Other Indemnification Provisions. The indemnification provisions set forth in this Article 8 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under environmental, health, and safety requirements) any party may have with respect to Harvest, or the transactions contemplated by this Agreement. The Shareholder hereby agrees that he will not make any claim for indemnification against FullNet and its subsidiaries by reason of the fact that he was a director, officer, employee, or agent of Harvest or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Harvest against the Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

                                    ARTICLE 9

                               General Provisions

     Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a) if to FullNet or Merger Sub, to:

                           FullNet Communications, Inc.
                           200 N. Harvey, Ste 1704
                           Oklahoma City, OK 73102
                           Attention:  Timothy J. Kilkenny, President
                           Fax: (405) 236-8201
                           Tel:  (405) 232-0958

                           with a copy to:

                           Jeanette C. Timmons, Esq.
                           Day Edwards Federman Propester & Christensen, P.C. 210 Park Avenue, Ste 2900
                           Oklahoma City, OK 73102
                           Fax: (405) 236-1012
                           Tel:  (405) 239-2121


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



          (b) if to Harvest, to

                           Harvest Communications, Inc.
                           205 W. Maple, Ste 710
                           Enid, OK 73701
                           Attention:  Wallace L. Walcher, President
                           Fax: (405) 413-0358
                           Tel:  (580) 242-4676

                           with a copy to:

                           Rex Herren, Esq.
                           P.O. Box 188
                           Cordell, Ok 73632

     Section 9.2 Definitions. In this Agreement any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole. In this Agreement any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

     Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Harvest Disclosure Schedule and the FullNet Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter


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

hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise without the written consent of the other party.

     Section 9.5 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     Section 9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Oklahoma that might otherwise govern under applicable principles of conflicts of law.

     Section 9.8 Binding Arbitration. Each party to this Agreement agrees that any dispute or controversy arising between any of the parties to this Agreement, or any person or entity in privity therewith, out of the transactions effected and relationships created pursuant to this Agreement and each other agreement created in connection herewith, including any dispute or controversy regarding the formation, terms, or construction of this Agreement, regardless of kind or character, must be resolved through binding arbitration. Each party to this Agreement agrees to submit such dispute or controversy to arbitration before the American Arbitration Association (the "Association") in Oklahoma City, Oklahoma, and further agrees to be bound by the determination of an arbitration panel consisting of three (3) persons. If demand for arbitration is made, each party will have the right to select one independent arbitrator. If the party upon whom the demand for arbitration is served fails to select an arbitrator within twenty days, then the Association may select a second arbitrator upon application by either party. The two arbitrators shall select a third arbitrator. If the two arbitrators fail to select a third arbitrator within twenty days, the third arbitrator may be selected and appointed by the Association upon application by either party. The arbitrators' decision concerning the claim, controversy or dispute, including allocation among the parties of costs and expenses associated with the arbitration, shall be final and binding on the parties and judgment on the award may be entered in any court of competent jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any such dispute or controversy in a court of competent jurisdiction and, further, may seek provisional or ancillary remedies including temporary or injunctive relief in connection with such dispute or controversy in a court of competent jurisdiction, provided that the dispute or controversy is ultimately resolved through binding arbitration conducted in accordance with the terms and conditions of this section. For purposes of this Section 9.8, each of


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

the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Oklahoma City, Oklahoma, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Oklahoma for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

     Section 9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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


         IN WITNESS WHEREOF, Harvest, FullNet and Merger Sub and Shareholder have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

FULLNET:

FULLNET COMMUNICATIONS, INC.



By:
    -------------------------------------------
         Timothy J. Kilkenny,
         President and Chief Executive Officer


MERGER SUB:

FULLNET, INC.



By:
    -------------------------------------------
         Timothy J. Kilkenny,
         President and Chief Executive Officer


HARVEST:

By:
    -------------------------------------------
         Wallace L. Walcher,
         President and Chief Executive Officer


SHAREHOLDER:

WALLACE L. WALCHER




-----------------------------------------------
Wallace L. Walcher





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